Exhibit 10.2

Execution Copy

INVESTMENT NUMBER 24052

Certificate of Deposit Retention and

Pledge Agreement

between

BEIJING UNITED FAMILY HEALTH CENTER

CHINA MERCHANTS BANK CO., LTD., BEIJING CHAOYANGMEN SUB-BRANCH

and

INTERNATIONAL FINANCE CORPORATION

Dated March 14, 2012

THIS CERTIFICATE OF DEPOSIT RETENTION AND PLEDGE AGREEMENT (the “Agreement”) dated March 14, 2012

BY AND AMONG:

(1)	BEIJING UNITED FAMILY HEALTH CENTER, a Sino-foreign joint venture company organized and existing under the laws of the PRC (“BUFH” or “Borrower 1”);

(2)	CHINA MERCHANTS BANK CO., LTD., BEIJING CHAOYANGMEN SUB-BRANCH, a sub-branch of a financial institution duly organized and validly existing under the laws of China (the “Bank”); and

(3)	INTERNATIONAL FINANCE CORPORATION (“IFC”), an international organization established by Articles of Agreement among its member countries.

WHEREAS

(A) By a RMB loan agreement dated October 10, 2005 among Borrower 1, Shanghai United Family Hospital, Inc., (“Borrower 2”, together with Borrower 1, the “Borrowers”) and IFC (as supplemented and amended from time to time, the “Original Loan Agreement”), IFC has agreed to lend to the Borrowers and the Borrowers have agreed to borrow on a joint and several basis from IFC, the sum of sixty-four million eight hundred and eighty thousand Renminbi (RMB64,880,000).

(B) By an Amendment and Restatement Agreement to RMB Loan Agreement dated as of November 30, 2011 among the Borrowers, IFC and Chindex International Inc. (the “Restatement Agreement”), the Original Loan Agreement is amended and restated per Schedule 2 thereto. Such amendment and restatement to the Original Loan Agreement shall be referred to as the “Loan Agreement” hereinafter.

(C) It is a condition precedent for the Loan Agreement to come into effect that Borrower 1, the Bank and IFC enter into this Agreement.

IFC, Borrower 1 and the Bank wish to enter into this Agreement and therefore agree as follows:

ARTICLE 1

DEFINITIONS AND INTERPRETATION

Unless otherwise defined, or the context otherwise requires, terms defined in the Loan Agreement have the same meanings when used in this Agreement and the following terms have the following meanings:

“Business Day” means a day, other than a Saturday or Sunday, on which commercial banks are open for business in China;

“Cash Collateral Account” has the meaning assigned to it in Section 2.01;

“Current Account” has the meaning assigned to it in Section 2.01;

“BUFH Accounts” has the meaning assigned to it in Section 2.01;

“CD” means, in relation to a particular Fixed Deposit, the relevant certificate of deposit issued by the Bank to BUFH (人民币单位定期存单 in Chinese) in replacement of its respective Time Deposit Account Opening Certificate (定期存款开户证实书 in Chinese) issued with respect to each Cash Collateral Account (as defined in Section 2.01);

“Deposit Date” means the date on which BUFH makes a deposit under Section 3.01(a);

“Fixed Deposit” means the fixed deposit made by BUFH in each Cash Collateral Account pursuant to Section 3.01 (b), including any renewal thereof;

“Fixed Deposit Pledge” means a Fixed Deposit Certificate Pledge Agreement, substantially in the form of Schedule 1, entered into by BUFH and IFC in accordance with Article 3 (Deposits and Pledge Provisions) over the Fixed Deposit, by which BUFH pledges all of its rights, title and interest in the CD to IFC;

“IFC Account” means IFC’s RMB bank account with the Bank, or such other bank account as IFC shall notify the parties from time to time;

“Interest Payment Date” has the meaning assigned to it in the Loan Agreement;

“PRC” or “China” means People’s Republic of China (solely for the purpose of this Agreement, excluding Hong Kong SAR, Macau SAR and Taiwan).

“Repayment Date” has the meaning assigned to it in the Loan Agreement; and

“Renminbi” or “RMB” means the lawful currency of China.

“Time Deposit Account Opening Certificate” means a certificate issued by the Bank with respect to each account that is opened at the Bank.

ARTICLE 2

BUFH ACCOUNTS

Section 2.01. Establishment and Maintenance of the BUFH Accounts

Within five (5) Business Days after the execution of this Agreement, BUFH shall establish and maintain with the Bank a current account denominated in RMB in the name of Beijing United Family Health Center (the “Current Account”) and four (4) fixed deposit accounts (each a “Cash Collateral Account”, and together with the Current Account, the “BUFH Accounts”).

Section 2.02. Further Action by BUFH

BUFH shall forthwith from time to time upon written request, deliver to the Bank any such resolutions, mandates, authorities, documents, specimen signatures and other matters as the Bank may require to enable the BUFH Accounts to be maintained and operated in accordance with this Agreement.

ARTICLE 3

DEPOSITS AND PLEDGE PROVISIONS

Section 3.01. Fixed Deposits

(a)	Fixed Deposit in the BUFH Accounts

Within five (5) Business Days after the establishment of the Current Account, BUFH shall deposit RMB 75,857,696.00 in the Current Account, and at the same time, duly give irrevocable instructions to the Bank to transfer and deposit immediately the cash standing to the credit of the Current Account to each Cash Collateral Account in the amounts and to the accounts set forth below.

Cash Collateral Account	Deposit Amount (RMB)

Cash Collateral Account 1	2,744,424.00

Cash Collateral Account 2	2,744,424.00

Cash Collateral Account 3	2,744,424.00

Cash Collateral Account 4	67,624,424.00

(b)	Certificate of Deposit

On each Deposit Date, BUFH shall on behalf of IFC as the pledgee submit the relevant Time Deposit Account Opening Certificate to the Bank with respect to the deposit in each Cash Collateral Account and obtain a CD in accordance with the requirements below in return for pledging the same in favour of IFC hereunder.

Amount in the CD (RMB)	Term of the CD	Secured Payment
CD 1 2,744,424.00	1 year	An amount equal to interest and fees that are required to be paid under the Loan Agreement by the Borrowers to IFC on the Interest Payment Date in 2012
CD 2 2,744,424.00	2 years	An amount equal to interest and fees that are required to be paid by the Borrowers under the Loan Agreement to IFC on the Interest Payment Date in 2013
CD 3 2,744,424.00	3 years	An amount equal to interest and fees that are required to be paid by the Borrowers under the Loan Agreement to IFC on the Interest Payment Date in 2014
CD 4 67,624,424.00	initial term of 3 years; first renewal for a term of 6 months; second renewal for a term of 3 months	An amount equal to principal, interest and fees that are required to be paid by the Borrowers under the Loan Agreement to IFC on the Repayment Date in 2015

On the maturity date for the initial 3 year term for CD 4, BUFH shall immediately renew such CD for a 6 month term. On the maturity date for the 6 month term for CD 4, BUFH shall immediately renew such CD for a 3 month term. BUFH hereby authorizes the Bank to, and the Bank shall perform, all necessary procedures for the two (2) renewals of CD 4 to ensure that CD 4 shall be effectively renewed in accordance with applicable Chinese laws and internal rules of the Bank from each date of expiration of the expiring CD.

Section 3.02. Fixed Deposit Pledge

(a) With respect to each Fixed Deposit, BUFH shall, on each Deposit Date, enter into a Fixed Deposit Pledge to pledge the CD in favour of IFC;

(b) The Bank shall, pursuant to applicable laws and its relevant internal rules, issue a CD in accordance with Section 3.01 (b), complete the verification (he ya 核押) process with respect to the CD to be pledged in favor of IFC, provide to IFC a Fixed Deposit Certificate Confirmation Letter (单位定期存单确认书 in Chinese) to the satisfaction of IFC, and deliver the CD to IFC.

ARTICLE 4

ACCOUNT PROVISIONS

Section 4.01. Communication with IFC

BUFH hereby irrevocably agrees that the Bank shall communicate directly with IFC (with a copy to BUFH) concerning all relevant details of the BUFH Accounts and provide all information necessary to enable IFC to monitor the activity of the BUFH Accounts and such other information in respect of the BUFH Accounts as may be reasonably requested in writing by IFC. Without the written consent of IFC, BUFH shall not dispose, and the Bank shall not effect the disposal, of any amount in the BUFH Accounts (other than as expressly permitted by this Agreement) in any manner.

Section 4.02. Maintenance of the Accounts

BUFH warrants and undertakes to and for the benefit of IFC that it has complied, or will comply with all formalities required by the Bank in connection with the maintenance of the BUFH Accounts.

The Bank agrees that the interest rate applicable to each CD shall be highest applicable rate on its Deposit Date for the relevant period of the Deposit as promulgated by the People’s Bank of China from time to time.

Section 4.03. Transfer of Funds from the Accounts

(a) BUFH as the owner and pledgor of each CD and the IFC as the pledgee of each CD hereby agree and authorize that (i) on the maturity date of CD 1, CD 2 and CD 3, the Bank shall, upon receipt of such CD and written authorization from IFC, transfer the full principal amount of such CD and all the interest accrued on such CD to an account designated by BUFH, unless otherwise instructed by IFC, and (ii) on the Repayment Date (in respect of CD 4), the Bank shall, upon receipt of such CD and written authorization from IFC, transfer the full principal amount of such CD to the IFC Account and, at the same time, transfer all the interest accrued on such CD to an account designated by BUFH, unless otherwise instructed by IFC.

(b) Notwithstanding the provision in Section 4.03(a), if at any time prior to the Repayment Date any funds standing to the credit of the BUFH Accounts is subject to immediate or potential threat of being withdrawn or otherwise restricted by a third party or any Authority, BUFH and/or the Bank shall, after they become aware of the situation, immediately notify IFC in writing of such threat if such notification is permitted by any applicable PRC laws and regulations, in which case IFC may in its absolute discretion decide whether to transfer the funds in the BUFH Accounts to the IFC Account. If IFC so decides, BUFH hereby unconditionally authorizes the Bank to follow IFC’s instruction for transfer of the funds provided that such transfer is permitted by any applicable PRC laws and regulations.

(c) Notwithstanding the provision in Section 4.03(a), if at any time prior to the Repayment Date an Event of Default occurs, IFC may, upon the service of a default notice in writing to BUFH with a copy of the notice to the Bank and upon the delivery of the relevant CD to the Bank, request the Bank to transfer all the funds standing to the credit of the BUFH Accounts to the IFC Account. If IFC so requests, BUFH hereby unconditionally authorizes the Bank to follow IFC’s instruction for transfer of the funds.

(d) BUFH hereby expressly and irrevocably authorizes the Bank to make any fund transfer under Section 4.03(a)-(c). In particular, BUFH agrees that the signature(s) it has kept with the Bank for the purpose of depositing funds into the BUFH Accounts and drawing the funds out of the BUFH Accounts shall not be required for the fund transfer(s) made under the Section 4.03(a)-(c), or if such signatures are required, they are hereby given and provided to the Bank for the purpose of the fund transfer(s) under this Section 4.03(d).

Section 4.04. Change of the Bank

BUFH and the Bank acknowledge and agree that if IFC has grounds in its absolute discretion for believing that the maintaining of the BUFH Accounts with the Bank may have any material adverse impact on IFC’s rights hereunder (including without limitation IFC’s rights in and to any CD), IFC may request BUFH to terminate the BUFH Accounts with the Bank at any time by giving not less than twenty (20) days prior written notice to that effect. Prior to the termination, BUFH shall establish new account(s) with such bank as IFC instructed and transfer all the cash balance standing to the credit of the BUFH Accounts to the new account(s), provided that the applicable CD issued in connection with each Cash Collateral Account has been returned to the Bank for the intended transfer.

BUFH acknowledges and agrees that it cannot request a change of the Bank without IFC’s prior consent.

BUFH further acknowledges and agrees that all of its obligations hereunder with respect to the BUFH Accounts shall remain unchanged with respect to any such new account(s).

ARTICLE 5

GOVERNING LAW AND DISPUTE RESOLUTION

Section 5.01. Term of Agreement

This Agreement shall continue in force until all monies payable under the Loan Agreement have been fully paid in accordance therewith.

Section 5.02. Enforcement

(a) This Agreement is governed by and shall be construed in accordance with the laws of the PRC.

(b) In the event of any dispute in the interpretation or enforcement of this Agreement, IFC shall be entitled to commence a legal action to interpret or enforce the provisions hereof.

ARTICLE 6

MISCELLANEOUS

Section 6.01. Remedies and Waivers

No failure to exercise, nor any delay in exercising, on the part of IFC, any right or remedy under this Agreement shall operate as a waiver, nor shall any single or partial exercise of any right or remedy prevent any further or other exercise of any other right or remedy. The rights and remedies provided in this Agreement are cumulative and not exclusive of any rights or remedies provided by law.

Section 6.02. Partial Invalidity

If, at any time, any provision of this Agreement is or becomes illegal, invalid, or unenforceable in any respect under any law of any jurisdiction, neither the legality, validity or enforceability of the remaining provisions nor the legality, validity or enforceability of such provision under the law of any other jurisdiction shall in any way be affected or impaired thereby.

Section 6.03. Notices

Any notice, request or other communication to be given or made under this Agreement shall be in writing and may be delivered by hand, airmail, facsimile or established courier service to the party’s address specified below or at such other address as such party notifies to the other party from time to time, and will be effective upon receipt.

For BUFH:

BEIJING UNITED FAMILY HEALTH CENTER
No. 9-11 Jiangtai Western Road, Chaoyang District
Beijing 100015, China

Facsimile :	(8610) 5827-7200
Attention:	General Manager

With a copy sent to the attention of Vice President, Finance and Health
Care Services Division, Chindex International, Inc. at:

Facsimile:	(301) 215-7719

For the Bank:

CHINA MERCHANTS BANK CO., LTD., BEIJING CHAOYANGMEN
SUB-BRANCH
No. 6 Chaoyangmen North Street, Beijing 100027, China

Facsimile :	(8610) 8528-2372
Attention:	Dong Yan / Luo Ying

For IFC:

INTERNATIONAL FINANCE CORPORATION
2121 Pennsylvania Avenue, N.W.
Washington, D.C. 20433
United States of America

Facsimile:	+1-202-974 4392
Attention:	Director, Manufacturing, Agribusiness and Services
Department

With a copy (in the case of communications relating to payments) sent to the attention of the Senior Manager, Financial Operations Unit, at:

Facsimile:	+1 (202) 974-4371

Any notice, request or other communication to be given or made between BUFH and IFC under this Agreement shall be in the English language; any notice, request or other communication to be given or made between IFC and the Bank under this Agreement shall be in both the English language and the Chinese language. In case of any discrepancy between the two language versions, the Chinese version shall prevail.

Section 6.04. Language

This Agreement is made in both Chinese and English, which shall be equally binding. In case of any discrepancy between the two versions, the Chinese version shall prevail.

Section 6.05. Amendments, Waivers and Consents

Any amendment or waiver of, or any consent given under, any provision of this Agreement shall be in writing and, in the case of an amendment, signed by the parties.

Section 6.06. Benefit and Assignment of Agreement

(a) This Agreement shall be binding on and enure to the benefit of each party; and

(b) BUFH shall not be entitled to assign all or any of its rights or transfer any of its obligations under this Agreement.

Section 6.07 Counterparts

This Agreement may be executed in any number of counterparts, each of which (when executed) shall be deemed an original version of this Agreement and of equal validity.

Section 6.08 Effectiveness

This Agreement shall become effective upon its execution by the parties hereto.

[remainder of this page is intentionally left in blank]

IN WITNESS WHEREOF, the parties have caused this Agreement to be signed in their respective names as of the date first above written.

BEIJING UNITED FAMILY HEALTH CENTER

By:

Name:	Roberta Lipson

Title:	CEO

CHINA MERCHANTS BANK CO., LTD., BEIJING CHAOYANGMEN SUB-BRANCH

By:

Name:

Title:

INTERNATIONAL FINANCE CORPORATION

By:

Name:

Title:

Signature Page Certificate of Deposit Retention and Pledge Agreement

IN WITNESS WHEREOF, the parties have caused this Agreement to be signed in their respective names as of the date first above written.

BEIJING UNITED FAMILY HEALTH CENTER

By:

Name:

Title:

CHINA MERCHANTS BANK CO., LTD., BEIJING CHAOYANGMEN SUB-BRANCH

By:

Name:	Yaxin Guan

Title:	Branch Manager

INTERNATIONAL FINANCE CORPORATION

By:

Name:

Title:

Signature Page Certificate of Deposit Retention and Pledge Agreement

IN WITNESS WHEREOF, the parties have caused this Agreement to be signed in their respective names as of the date first above written.

BEIJING UNITED FAMILY HEALTH CENTER

By:

Name:

Title:

CHINA MERCHANTS BANK CO., LTD., BEIJING CHAOYANGMEN SUB-BRANCH

By:

Name:

Title:

INTERNATIONAL FINANCE CORPORATION

By:

Name:	Shannon W. Atkeson

Title:	Portfolio Manager, Asia Manufacturing, Agribusiness and Services Dept.

Signature Page Certificate of Deposit Retention and Pledge Agreement

SCHEDULE 1

INVESTMENT NUMBER 24052

Fixed Deposit Certificate

Pledge Agreement

between

BEIJING UNITED FAMILY HEALTH CENTER

and

INTERNATIONAL FINANCE CORPORATION

Dated

FIXED DEPOSIT CERTIFICATE PLEDGE AGREEMENT

AGREEMENT is made on

BETWEEN

(1)	BEIJING UNITED FAMILY HEALTH CENTER (“BUFH”), a Sino-foreign joint venture company organized and existing under the laws of the PRC; and

(2)	INTERNATIONAL FINANCE CORPORATION (“IFC”), an international organization established by Articles of Agreement among its member countries;

In accordance with the Security Law of the PRC and other relevant laws and regulations of the PRC.

WHEREAS

(A) By a RMB Loan Agreement dated October 10, 2005 among BUFH, Shanghai United Family Hospital Inc. (“SUFH”, together with BUFH, the “Borrowers”) and IFC (as supplemented and amended from time to time, the “Original Loan Agreement”), IFC has agreed to lend to the Borrowers and the Borrowers have agreed to borrow on a joint and several basis from IFC, the sum of sixty-four million eight hundred and eighty thousand Renminbi (RMB64,880,000).

(B) By an Amendment and Restatement Agreement to RMB Loan Agreement dated November 30, 2011 among the Borrowers, IFC and Chindex International Inc. (the “Restatement Agreement”), the Original Loan Agreement is amended and restated as Schedule 2 enclosed therein. Such amendment and restatement to the Original Loan Agreement shall be referred to as the “Loan Agreement” hereinafter.

(C) To fulfil a condition precedent to the effectiveness of the Restatement Agreement, IFC, BUFH, and China Merchants Bank Co., Ltd., Beijing Chaoyangmen Sub-Branch (the “Bank”) entered into a Certificate of Deposit Retention and Pledge Agreement (the “Certificate of Deposit Retention and Pledge Agreement”) dated as of March 14, 2012.

(D) Article 3 of the Certificate of Deposit Retention and Pledge Agreement requires BUFH to make a fixed term deposit on each Deposit Date and to pledge the certificate of such deposit in favour of IFC to secure its payment obligations under the Loan Agreement;

(E) On [date], BUFH has obtained a fixed term deposit certificate in the amounts of [                    ] (the “Certificate of Deposit”).

NOW, THEREFORE, in consideration of the promises and the mutual covenants described hereafter, BUFH and IFC agree as follows:

ARTICLE I

DEFINITIONS AND INTERPRETATION

Section 1.01. General Definitions. Unless otherwise defined, or the context otherwise requires, terms defined in the Loan Agreement have the same meanings when used in this Agreement and the following terms have the following meanings:

“Bank”	China Merchants Bank Co., Ltd., Beijing Chaoyangmen Sub-Branch, or such other bank as agreed upon by BUFH and IFC;

“Cash Collateral Account”	the meaning given to it in Section 2.01 of the Certificate of Deposit Retention and Pledge Agreement;

“Certificate of Deposit”	the meaning given to it in Paragraph (E) of the Whereas Clause above;

“Collateral”	the Certificate of Deposit and all the right, title and interest in and to the Certificate of Deposit;

“Default Notice”	the meaning given to it in Section 4.01;

“IFC Account”	IFC’s RMB bank account with the Bank, or such other bank account as IFC shall notify the parties from time to time;

“PRC” or “China”	the People’s Republic of China (solely for the purpose of this Agreement excluding Hong Kong SAR, Macau SAR and Taiwan);

“Repayment Date”	the meaning assigned to it in the Loan Agreement;

“Secured Amounts”	at any time and from time to time all principal, interest, fees and other amounts payable by the Borrowers under the Loan Agreement and all amounts payable by BUFH under Section 8.02; and

“Transaction Documents”	the meaning assigned to it in the Loan Agreement.

Section 1.02. Interpretation. In this Agreement, unless the context otherwise requires:

(a) headings are for convenience only and do not affect the interpretation of this Agreement;

(b) words importing the singular include the plural and vice versa;

(c) a reference to a Section, Article, Schedule or party is a reference to that Section or Article of, or that Schedule or party to, this Agreement;

(d) a reference to a document includes an amendment or supplement to, or restatement, replacement or novation of, that document but disregarding any amendment, supplement, restatement, replacement or novation made in breach of this Agreement or any other Transaction Document; and

(e) a reference to a party to any document includes that party’s successors and permitted assigns.

ARTICLE II

PLEDGE

Section 2.01. Pledge. (a) As continuing security for the payment and discharge in full of all the Secured Amounts, BUFH hereby pledges to IFC the Collateral.

(b) For the avoidance of doubt, the security hereby created does not create or impose upon IFC any liability or obligation to perform or fulfil any of the obligations of BUFH under or in respect of the Collateral.

Section 2.02. Negative Pledge. BUFH hereby undertakes to IFC that, unless IFC otherwise agrees, it shall not:

(a) assign or purport to assign, transfer or otherwise deal with any interest of BUFH in the Collateral; or

(b) create, agree to create or permit to exist any Lien (howsoever ranking in priority) of any nature whatsoever on or over the Collateral, other than Liens created pursuant to this Agreement and the Transaction Documents.

Section 2.03. Discharge. The security hereby created shall lapse and be discharged upon all the Secured Amounts having been paid and discharged in full.

Section 2.04. Condition. Any such discharge of the security referred to in Section 2.03, and any composition or arrangement which BUFH may effect with IFC, shall be deemed to be made subject to the condition that it will be void if any payment or security which IFC may previously have received or may thereafter receive from any Person in respect of the Secured Amounts is set aside under any applicable law or proves to have become or been for any reason invalid.

Section 2.05. Retention of Security. Notwithstanding the provisions of Sections 2.03 and 2.04, if IFC shall have grounds in its absolute discretion for believing that BUFH may be insolvent as at the date of any payment made by BUFH to IFC, IFC may, to the extent permitted under applicable law of the PRC, retain the security created pursuant to this Agreement until the expiry of a period of one (1) month plus such statutory period within which any security, guarantee or payment can be avoided or invalidated after the payment and discharge in full of all the Secured Amounts notwithstanding any release, settlement, discharge or arrangement which may be given or made by IFC on, or as a consequence of, such payment and discharge provided that, if at any time within such period, a petition is presented to a competent court for an order for the winding up of BUFH or any analogous proceedings are commenced by or against BUFH, IFC may continue to retain such security for such further period as IFC shall determine and such security shall be deemed to have continued to have been held as security for the payment and discharge in full of all the Secured Amounts.

Section 2.06. Surplus. If any amount remains after the indefeasible payment and discharge in full of all the Secured Amounts and subject to Section 2.05, the balance standing to the credit of BUFH shall be returned to BUFH and IFC shall at the cost of BUFH (including any cost of notarization, registration and obtaining of any Authorization from any Authority) execute and deliver to BUFH the necessary instruments to evidence the discharge of the security hereby created.

ARTICLE III

PERFECTION OF SECURITY

Section 3.01. Registration and Delivery. BUFH shall, on the same day of obtaining the Certificate of Deposit from the Bank, (i) cause the Bank to initiate the verification (he ya 核押) process with respect to the Collateral and provide the relevant Fixed Deposit Certificate Confirmation Letter (单位定期存单确认书 in Chinese) to IFC within five (5) days; and (ii) deliver the Collateral to IFC.

Section 3.02 Renewal of the Certificate of Deposit. If the term of the Certificate of Deposit expires prior to the Interest Payment Date or the Repayment Date (as applicable) and/or before all the Secured Amounts are fully paid, BUFH shall, on the maturity day of the Certificate of Deposit, immediately renew the Certificate of Deposit on the terms set forth in Section 3.01 of the Certificate of Deposit Retention and Pledge Agreement.

If, in connection with the renewal, any changes are made to the Collateral and/or the Fixed Deposit Certificate Confirmation Letter (单位定期存单确认书 in Chinese), BUFH shall, on the same day of the renewal, (i) cause the Bank to initiate the verification (he ya 核押) process with respect to such Collateral and provide a revised Fixed Deposit Certificate Confirmation Letter to IFC; and (ii) deliver the Collateral to IFC.

For the avoidance of doubts, failure by BUFH or the Bank to comply with the obligations under this Section 3.02 shall constitute an Event of Default as defined in the Loan Agreement.

Section 3.03. Further Assurances. BUFH undertakes to take whatever action (including obtaining any Authorizations, executing any documents, effecting any registrations and giving any notices, orders, instructions or directions) IFC may reasonably require for:

(a) perfecting or protecting the security created or intended to be created by this Agreement over the Collateral; and

(b) facilitating the realization of the Collateral or the exercise of any right, power or discretion exercisable by IFC in respect of the Collateral.

ARTICLE IV

ENFORCEMENT

Section 4.01. Enforcement. The security created by this Agreement shall become enforceable by IFC immediately upon the occurrence of an Event of Default and, upon the service of a notice to BUFH by IFC (a “Default Notice”), IFC shall be entitled to exercise all rights, powers and discretions in respect of the Collateral, to the exclusion of BUFH, and to take all action and pursue all remedies available to IFC at law to enforce such security.

Section 4.02. No Discharge. Subject to Section 6.02, the obligations of BUFH under this Agreement shall not be discharged or impaired by:

(i) expiration of the Certificate of Deposit (or renewed Certificate of Deposit);

(b) any invalidity, unenforceability or other defect relating to the Loan Agreement or any of the other Transaction Documents or any security relating to any such documents;

(c) any amendment to or variation of the Loan Agreement or any of the other Transaction Documents or any security relating to any such documents, and BUFH hereby gives its consent to any such amendment or variation;

(d) any release of or granting of time or any other indulgence to BUFH or any third party;

(e) any winding up, dissolution, reconstruction or reorganization, legal limitation, incapacity or lack of corporate power or authority or other circumstances of, or any change in the constitution or corporate identity or loss of corporate identity by BUFH or any other Person; or

(f) any other act, event, neglect or omission which would or might but for this Section operate to impair or discharge BUFH’s liability hereunder.

ARTICLE V

REPRESENTATIONS AND WARRANTIES

Section 5.01. Representations and Warranties. BUFH represents and warrants to IFC that:

(a) it is a company duly organized under the laws of China, is in good standing and has the corporate power to execute and deliver this Agreement and to perform fully and completely all its obligations and liabilities hereunder;

(b) this Agreement has been duly authorized, executed and delivered by it and constitutes its valid and legally binding obligations, enforceable in accordance with the terms hereof;

(c) the execution, delivery and performance by it of this Agreement will not violate any provision of any law or regulation applicable to it or order or decree of any Authority having jurisdiction over it or of its charter documents, or of any contract, undertaking or agreement to which it is a party or which is binding upon it or any of its property or assets and will not result in the imposition or creation of any Lien on any part thereof pursuant to the provisions of any such contract, undertaking or agreement;

(d) it is the sole legal and beneficial owner of the Collateral; and

(e) no Lien exists over the Collateral at the date of execution of this Agreement, other than Liens created pursuant to this Agreement and the Transaction Documents.

Section 5.02. Reliance. BUFH warrants to IFC that each of the representations made in Section 5.01 is true and correct in all material respects as of the date of this Agreement and that none of them omits any matter the omission of which makes any of such representations misleading.

Section 5.03. Rights and Remedies not Limited. The rights and remedies of IFC in relation to any misrepresentations or breach of warranty on the part of BUFH shall not be prejudiced:

(a) by any investigation by or on behalf of IFC into the affairs of BUFH;

(b) by the execution or the performance of this Agreement; or

(c) by any other act or thing which may be done by or on behalf of IFC in connection with this Agreement and which might, apart from this Section, prejudice such rights or remedies.

ARTICLE VI

CUSTODY OF DEPOSIT CERTIFICATE

Section 6.01. Custody of Certificate of Deposit. Upon delivery of the Certificate of Deposit to IFC in accordance with Section 3.01 hereof, such certificate shall remain in IFC’s custody until the security created with respect to such Certificate of Deposit is fully discharged as set forth in Section 6.02.

Section 6.02. Delivery and Discharge of Certificate of Deposit. (a) Other than during the occurrence of an Event of Default, [on the maturity date of the Certificate of Deposit, IFC shall deliver to the Bank such Certificate of Deposit and written authorization to transfer the full principal amount of such Certificate of Deposit and all the interest accrued on such Certificate of Deposit to an account designated by BUFH.]1 [on the Repayment Date, IFC shall deliver to the Bank the Certificate of Deposit and written authorization to transfer the full principal amount of such Certificate of Deposit to the IFC Account and, at the same time, transfer all the interest accrued on such Certificate of Deposit to an account designated by BUFH.]2

(b) At the time the Certificate of Deposit is delivered to the Bank by the IFC and the amounts with respect to such Certificate of Deposit transferred to the account as set forth in paragraph (a) above, the security interest in such Certificate of Deposit is released and discharged with respect to the amounts secured by such Certificate of Deposit.

[1]	In case of CD1, CD2 or CD3.
[2]	In case of CD4.

ARTICLE VII

EFFECTIVENESS

Section 7.01. Effectiveness. The security created by this Agreement over the Collateral shall become effective when the Certificate of Deposit is delivered to IFC.

ARTICLE VIII

MISCELLANEOUS

Section 8.01. Appointment of Attorney. BUFH hereby irrevocably appoints IFC as BUFH’s attorney with full power (in the name of BUFH or otherwise) to carry out any of BUFH’s obligations hereunder, and to exercise all the rights of BUFH in connection with the Collateral and to file any claims or take any lawful action or institute any proceedings which may be necessary for the purpose of putting into effect the intent of this Agreement. BUFH shall ratify and confirm all things done and all documents executed by any attorney in the exercise or purported exercise of all or any of his powers pursuant to this Section 8.01.

Section 8.02. Expenses. BUFH shall on demand pay all documented expenses (including legal and out-of-pocket expenses) incurred by IFC in connection with the preservation or enforcement of any of their rights under this Agreement; and shall keep IFC indemnified against any failure or delay in paying the same.

Section 8.03. Notices. Any notice, request or other communication to be given or made under this Agreement shall be in writing. Any such communication may be delivered by hand, airmail, facsimile or established courier service to the party’s address specified below or at such other address as such party notifies to the other party from time to time, and will be effective upon receipt.

For BUFH:

BEIJING UNITED FAMILY HEALTH CENTER No. 9-11 Jiangtai Western Road, Chaoyang District Beijing, China 100015

Facsimile:         (8610) 5827-7200

Attention:   General Manager

With a copy sent to the attention of Vice President, Finance and Health Care Services Division, Chindex International, Inc. at:

Facsimile:   (301) 215-7719

For IFC:

INTERNATIONAL FINANCE CORPORATION

2121 Pennsylvania Avenue, N.W.

Washington, D.C. 20433

United States of America

Facsimile: 1-202-974-4322

Attention: Director, Global Manufacturing & Services Department

With a copy (in the case of communications relating to payments) sent to the attention of the Senior Manager, Financial Operations Unit, at:

Facsimile:         +1 (202) 974-4371

Section 8.04. English Language. Any notice, request or other communication to be given or made under this Agreement shall be in the English language or, if in another language, shall, if IFC so requests, be accompanied by a translation into English satisfactory to IFC, which translation shall be the governing version between the relevant parties.

Section 8.05. Applicable Law and Jurisdiction. (a) This Agreement is governed by and shall be construed in accordance with the laws of the PRC.

(b) In the event of any dispute in the interpretation or enforcement of this Agreement, IFC shall be entitled to commence a legal action to interpret or enforce the provisions hereof.

Section 8.06. Severability. Any provision of this Agreement which is prohibited or unenforceable by reason of any present or future law in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

Section 8.07. Successors and Assigns. This Agreement binds and benefits the respective successors and assigns of the parties. However, BUFH may not assign or delegate any of its rights or obligations under this Agreement without the consent of IFC.

Section 8.08. Amendment. Any amendment of any provision of this Agreement shall be in writing and signed by the parties.

Section 8.09. Execution Copies. This Agreement has been written in English in four (4) originals each, all of which constitute one and the same agreement. BUFH shall hold two (2) originals and IFC shall hold two (2) originals.

Section 8.10. Remedies and Waivers. No failure or delay by IFC in exercising any power, remedy, discretion, authority or other rights under this Agreement shall waive or impair that or any other right of IFC. No single or partial exercise of such right shall preclude its additional or future exercise. No such waiver shall waive any other right under this Agreement. All waivers or consents given under this Agreement shall be in writing.

Section 8.11. Entire Agreement. This Agreement contains the entire agreement of the parties with respect to the subject matter of this Agreement.

AS WITNESS this Agreement is entered into by the parties, acting through their duly authorized representatives, as of the date first above written.

BEIJING UNITED FAMILY HEALTH CENTER

By:

Name:

Title:

INTERNATIONAL FINANCE CORPORATION

By:

Name:

Title: